                                                                  EXHIBIT 4.1(b)

         The securities represented by this Warrant and issuable upon exercise hereof have not been registered under the United States Securities Act of 1933, as amended (the "1933 Act"), or under the provisions of any applicable state securities laws, but have been acquired by the registered holder hereof for purposes of investment and in reliance on statutory exemptions under the 1933 Act, and under any applicable state securities laws. These securities and the securities issued upon exercise hereof may not be sold, pledged, transferred or assigned, nor may this Warrant be exercised, except in a transaction which is exempt under the provisions of the 1933 Act and any applicable state securities laws or pursuant to an effective registration statement.

             VOID AFTER 3:00 P.M. MOUNTAIN TIME ON JANUARY __, 2007

             WARRANT TO PURCHASE ___________ SHARES OF COMMON STOCK

                                 ASPENBIO, INC.

No.
    -------

         FOR VALUE RECEIVED, AspenBio, Inc. (the "Company"), a Colorado corporation with its principal offices located at 8100 Southpark Way, Bldg. B-1, Littleton, CO 80120, hereby certifies that ___________________________, a
_______ corporation with its principal offices located at ______________________ (the "Holder") is entitled, subject to the provisions of this Warrant, to purchase from the Company, at any time, or from time to time during the period commencing on the date hereof and expiring at 3:00 p.m. Mountain Time, on January __, 2007 (the "Expiration Date"), up to ____________________ fully paid and non-assessable shares of the Company's Common Stock (the "Warrant Stock") at a price of $1.00 per share (the "Exercise Price"). The number of shares of Warrant Stock and the Exercise Price may be adjusted from time to time as hereinafter set forth.

         The Holder agrees with the Company that this Warrant is issued, and all the rights hereunder shall be held subject to, all of the conditions, limitations and provisions set forth herein.

         1. Exercise of Warrant.

            1.1 Exercise Procedures. Subject to the limitations set forth below in this Section 1 and in Section 6 hereof, this Warrant may be exercised in whole or in part, during the period expiring at 3:00 p.m. Mountain Time on the Expiration Date or, if such day is a day on which banking institutions in Denver, Colorado are authorized by law to close, then on the next succeeding day that shall not be such a day, by presentation and surrender of this Warrant to the Company at its principal office, or at the office of its transfer agent, if any, with the Warrant Exercise Form attached hereto duly executed and accompanied by payment (either in cash or by certified or official bank check, payable to the order of the Company) of the Exercise Price for the number of shares specified in such form and instruments of transfer, if appropriate, duly executed by the Holder or his or her duly authorized attorney. As soon as practicable after each such exercise of the Warrants the Company shall issue and deliver to the Holder a certificate or certificates for the Warrant Stock, registered in the name of the Holder. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the shares purchasable hereunder. Upon receipt by the Company of this Warrant, together with the Exercise Price, at its office, or by the transfer agent of the Company, if any, at its office, in proper form for exercise, the Holder shall be deemed to be the holder of record of the shares of Warrant Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Warrant Stock shall not then be actually delivered to the Holder. The Holder shall pay any and all documentary, stamp or similar issue or transfer taxes and fees payable in respect of the issue or delivery of shares of Warrant Stock on exercise of this Warrant.

         2. Fractional Shares. The Company shall not be required to issue a fractional share upon the exercise of this Warrant, but rather the aggregate number of shares issuable will be rounded up or down to the nearest full share.

         3. Limitation on Transfer. Subject to the provisions of Sections 6 and 7 hereof, any assignment or transfer of this Warrant shall be made by presentation and surrender of this Warrant to the Company at its principal office or at the office of its transfer agent, if any, accompanied by a duly executed Assignment Form, provided that the transfer complies with Section 7 of this Agreement. Upon the presentation and surrender of these items to the Company, the Company, at its sole expense, shall execute and deliver to the new Holder a new Warrant, in the name of the new Holder as named in the Assignment Form, and the Warrant presented or surrendered shall at that time be cancelled.

         4. Rights of the Holder. The Holder shall not, by virtue hereof, be entitled to any rights of a shareholder in the Company, either at law or in equity, and the rights of the Holder are limited to those expressed in this Warrant.

         5. Anti-Dilution Provisions.

            5.1 Adjustment for Recapitalization. If the Company shall at any time subdivide all its outstanding shares of Common Stock (or other securities at the time receivable upon the exercise of the Warrant) by recapitalization, reclassification or split-up thereof, or if the Company shall declare a stock dividend or distribute shares of Common Stock to all of its stockholders without receipt of cash payment or other valid consideration, the number of shares of Common Stock subject to this Warrant immediately prior to such subdivision shall be proportionately increased, and if the Company shall at any time combine the outstanding shares of Common Stock by recapitalization, reclassification or combination thereof, the number of shares of Common Stock subject to this Warrant immediately prior to such combination shall be proportionately decreased. Any such adjustment and adjustment to the Exercise Price pursuant to this Section 5.1 shall be effective at the close of business on the effective date of such subdivision or combination or if any adjustment is the result of a stock dividend or distribution then the effective date for such adjustment based thereon shall be the record date therefor.

            Whenever the number of shares of Warrant Stock purchasable upon the exercise of this Warrant is adjusted, as provided in this Section 5.1, the Exercise Price shall be adjusted to the nearest cent by multiplying such Exercise Price immediately prior to such adjustment by a fraction (x) the numerator of which shall be the number of shares of Warrant Stock purchasable upon the exercise immediately prior to such adjustment, and (y) the denominator of which shall be the number of shares of Warrant Stock so purchasable immediately thereafter.

         5.2 Adjustment for Reorganization, Consolidation, Merger, Etc. In case of any reorganization of the Company (or any other corporation, the securities of which are at the time receivable on the exercise of this Warrant) or if the Company (or any such other corporation) shall consolidate with or merge into another corporation or convey all or substantially all of its assets to another corporation, then, and in each such case, the Holder of this Warrant upon the exercise thereof as provided in Section 1 at any time after the consummation of such reorganization, consolidation, merger or conveyance, shall be entitled to receive, in lieu of the securities and property receivable upon the exercise of this Warrant prior to such consummation, the securities or property to which such Holder would have been entitled upon such consummation if such Holder had exercised this Warrant immediately prior thereto; in each such case, the terms of this Warrant shall be applicable to the securities or property receivable upon the exercise of this Warrant after such consummation.

         5.3 Adjustment for Issuances Below the Exercise Price. If the Company shall issue any additional shares of Common Stock without consideration or for a consideration per share less than $1.00 per share (as appropriately adjusted for any combinations or divisions or recapitalizations affecting the Common Stock after issuance of this Warrant), on such date, the Exercise Price in effect immediately prior to each such issuance shall forthwith be adjusted, as follows:
(i) if such issuance occurs within 12 months of the date hereof, to a price equal to the issuance price (and if the issuance is without consideration, then to $.01 per share); and (ii) if the issuance occurs during the period commencing 12 months from the date hereof and ending 24 months from the date hereof, to a price equal to a price determined by multiplying the Exercise Price by a fraction, the numerator of which shall be sum of (w) the number of shares of Common Stock outstanding immediately prior to such issuance and (x) the number of shares of Common Stock that the aggregate consideration received by the Company for such issuance would purchase at $1.00 per share; and the denominator of which shall be the sum of (y) the number of shares of Common Stock outstanding immediately prior to such issuance and (z) the number of additional shares of such Common Stock. For purposes of this Section 5.3, if any securities are issued by the Company which are convertible into Common Stock or which may be exercised to acquire Common Stock, then the aggregate maximum number of shares of Common Stock deliverable upon conversion or exercise of the securities assuming the satisfaction of any conditions to convertibility or exercisability, shall be deemed to have been issued at the time such securities were issued. Upon the termination or expiration of the convertibility or exercisability of any such securities, the Exercise Price, to the extent in any way affected by or computed using such securities, shall be recomputed to reflect the issuance of only the number of shares of Common Stock actually issued upon the conversion or exercise of such securities.

         6. Restrictions on Exercise Imposed by Federal and State Securities Laws. Holder hereby acknowledges that neither this Warrant nor any of the securities that may be acquired upon exercise of this Warrant have been registered under the 1933 Act or under the securities laws of any state. The Holder acknowledges that, upon exercise of this Warrant, the securities to be issued upon such exercise may come under applicable federal and state securities (or other) laws requiring registration, qualification or approval of governmental authorities before such securities may be validly issued or delivered upon notice of such exercise. With respect to any such securities, this Warrant may not be exercised by, and securities shall not be issued to, any Holder in which such exercise would be unlawful. As a condition to exercise, the Company may require the Holder to sign a representation letter confirming compliance with this Agreement and applicable federal and state securities laws and other applicable laws.

         7. Transfer to Comply With the 1933 Act. This Warrant and any Warrant Stock may not be sold, transferred, pledged, hypothecated or otherwise disposed of except as follows:

                (1) To a person who, in the opinion of counsel to the Company, is a person to whom this Warrant or the Warrant Stock may legally be transferred without registration and without delivery of a current prospectus under the 1933 Act with respect thereto and then only against receipt of an agreement of such person to comply with the provisions of this Section 7 with respect to any resale or other disposition of such securities, or

                (2) To any person upon delivery of a prospectus then meeting the requirements of the 1933 Act relating to such securities and the offering thereof for such sale or disposition, and thereafter to all successive assignees.

         8. Legend. Unless the shares of Warrant Stock have been registered under the 1933 Act, upon exercise of any of the Warrants and the issuance of any of the shares of Warrant Stock, all certificates representing shares shall bear on the face thereof substantially the following legend, as well as any other legends necessary to comply with applicable state and federal laws for the issuance of such shares:

                  The shares represented by this Certificate have not been registered under the United States Securities Act of 1933, as amended ("the 1933 Act") or any state securities laws and are "restricted securities" as that term is defined in Rule 144 under the 1933 Act. The shares may not be offered for sale, sold, pledged, hypothecated or otherwise transferred except pursuant to an effective registration statement under the 1933 Act or pursuant to an exemption from registration under the 1933 Act the availability of which is to be established to the satisfaction of the Company.

         9. Registration Rights. The Holder shall be entitled to certain registration rights as set forth in the Investor Rights Agreement between the Company and Cambridge Holdings, Ltd., dated December 20, 2001.

         10. Redemption. At any time beginning thirty months after the date hereof and ending thirty days prior to the Expiration Date, that the Current Market Price (but only if the Common Stock is publicly traded and determined pursuant to Section 1.2c(1) or (2)) of a single Share of Common Stock exceeds $2.00 for a period of at least thirty consecutive trading days preceding a notice by the Company of redemption, the Company shall have the right to call this Warrant for redemption upon 30 days' written notice at a price of $.01 per Warrant, calculated by multiplying $.01 times the number of Shares of Warrant Stock. During the 30 day period immediately following the giving of such notice, the Holder shall have the right to exercise this Warrant. Upon expiration of the 30 day period, all rights of the Holder shall terminate, other than the right to receive the redemption price of $.01 per Warrant, without interest. Within five business days of the expiration of the 30 day period, the Holder shall return this Warrant to the Company and the Company shall mail a redemption check to the Holder pursuant to Section 11 of this Warrant. The redemption price shall be subject to adjustment upon the occurrence of certain events as provided in
Section 5 of this Warrant.

         11. Notices. All notices required hereunder shall be in writing and shall be deemed given when telegraphed, sent by facsimile, delivered personally or within three days after mailing when mailed by certified or registered mail, return receipt requested, at the address of such party as set forth on the first page, or at such other address of which the Company or Holder has been advised by notice hereunder.

         12. Applicable Law. This Warrant is issued under and shall for all purposes be governed by and construed in accordance with the laws of the State of Colorado.

         IN WITNESS WHEREOF, the Company has caused this Warrant to be signed on its behalf, in its corporate name, by its duly authorized officer, all as of the day and year first above written.

                                   ASPENBIO, INC., a Colorado corporation



Dated:                             By:
      -------------------             ------------------------------------------
                                                Authorized Officer

                              WARRANT EXERCISE FORM

         The undersigned hereby irrevocably elects to exercise the within Warrant to the extent of purchasing _________ shares of AspenBio, Inc., a Colorado corporation, and hereby makes payment of $__________ in payment therefor. The undersigned understands that exercise of the within Warrant is subject to, among other things, the limitations provided in Section 1 and compliance with Section 6 of the within Warrant.


                                     ------------------------------
                                     Signature

                                     ------------------------------
                                     Social Security or Taxpayer
                                     Identification Number

                                     ------------------------------
                                     Date

                                 ASSIGNMENT FORM


   FOR VALUE RECEIVED, _______________________, hereby sells, assigns and transfers unto

   Name:
        ------------------------------------------------------------------------
                        (Please type or print in block letters)

   Address:
           ---------------------------------------------------------------------

the right to purchase Common Stock of AspenBio, Inc. represented by this Warrant to the extent of ____ Shares as to which such right is exercisable and does hereby irrevocably constitute and appoint _________________________ Attorney to transfer the same on the books of the Company with full power of substitution in the premises. The undersigned understands that assignment of this Warrant is subject to compliance with Section 7 of the Warrant and the Assignee's acknowledgement of the provisions and restrictions of the Warrant.


   Signature:                                   Dated:
             ----------------------------------         ------------------------

Notice: The signature on this Assignment must correspond with the name as it appears upon the face of this Warrant in every particular, without alteration or enlargement or any change whatever.

                           AGREEMENT TO AMEND WARRANTS

        This Agreement to Amend Warrants is made as of February ___, 2002 (the "Agreement"), among AspenBio, Inc., a Colorado corporation (the "Company") and each of the several persons or entities listed on the signature page to this agreement (the "Holders").

                                    RECITALS

        WHEREAS, the Company and Cambridge Holdings, Ltd., ("Cambridge") previously entered into that certain Securities Purchase Agreement dated effective December 28, 2002 (the Purchase Agreement") pursuant to which Cambridge purchased shares of the common stock and warrants to purchase the common stock of the Company (the "Warrants");

        WHEREAS, in accordance with the Purchase Agreement, Cambridge directed the Company to issue the Warrants to the Holders pursuant to the schedule attached hereto as Exhibit A;

        WHEREAS, as a condition to the issuance of a portion of the Warrants, Cambridge agreed to provide certain consulting services to the Company. Cambridge has already provided substantial assistance, knowledge and expertise to the Company and the parties now desire to modify the Warrants to remove this condition from the Warrants; and

        WHEREAS, certain of the Holders have requested that all the Warrants be modified to include a cashless exercise consistent with customary practice in transactions of this type.

                                    AGREEMENT

        NOW, THEREFORE, in consideration of the mutual covenants, agreements and promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to legally be bound, agree as follows:

        1. AMENDMENT TO WARRANTS. Each Holder hereby acknowledges and agrees that each Warrant is hereby amended as follows:

                1.1 AMENDMENT OF SECTION 1. Section 1 of each Warrant shall be deleted and replaced with the following:

                Exercise of Warrant.

                1.1 Exercise Procedures. Subject to the limitations set forth below in this Section 1 and in Sections 6 and 7 hereof, this Warrant may be exercised in whole or in part, during the period expiring at 3:00 p.m. Mountain Time on the Expiration Date or, if such day is a day on which banking institutions in Denver, Colorado are authorized by law to close, then on the next succeeding day that shall not be such a day, by presentation and surrender of this Warrant to the Company at its principal office, or at the office of its transfer agent, if any, with the Warrant Exercise Form attached hereto duly executed and accompanied by payment (either in cash or by certified or official bank check, payable to the order of the Company) of the Exercise Price for the number of shares specified in such form and instruments of transfer, if appropriate, duly executed by the Holder or his or her duly authorized attorney. As soon as practicable after each such exercise of the Warrants the Company shall issue and deliver to the Holder a certificate or certificates for the Warrant Stock, registered in the name of the Holder. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the shares purchasable hereunder. Upon receipt by the Company of this Warrant, together with the Exercise Price, at its office, or by the transfer agent of the Company, if any, at its office, in proper form for exercise, the Holder shall be deemed to be the holder of record of the shares of Warrant Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Warrant Stock shall not then be actually delivered to the Holder. The Holder shall pay any and all documentary, stamp or similar issue or transfer taxes and fees payable in respect of the issue or delivery of shares of Warrant Stock on exercise of this Warrant.

                1.2     Conversion Right.

                The Holder shall have the right (the "Conversion Right") to convert this Warrant into shares of the Company's Common Stock as provided in this Section 1.2 at any time or from time to time prior to the Expiration Date.

                        a. Upon exercise of the Conversion Right with respect to a particular number of shares of Warrant Stock (the "Conversion Shares"), the Company shall deliver to the Holder, without payment by the Holder of any Exercise Price or any cash or other consideration, that number of shares equal to the quotient obtained by dividing the Net Value (as hereinafter defined) of the Conversion Shares by the Current Market Price (as hereinafter defined) of a single Share, determined in each case as of the close of business on the Conversion Date (as hereinafter defined). The "Net Value" of the Conversion Shares shall be determined by subtracting the Exercise Price of one share from the Current Market Price of one share and multiplying the remainder by the number of Warrants being converted. No fractional shares shall be issuable upon exercise of the Conversion Right, and if the number of shares to be issued in accordance with the foregoing formula is other than a whole number, the Company shall pay to the Holder the net amount in cash equal to the Current Market Price of the resulting fractional share.

                        b. The Conversion Right may be exercised by the Holder by the surrender of the Warrant at the principal office of the Company or at the office of the Company's transfer agent, if any, together with a written statement specifying that the Holder thereby intends to exercise the Conversion Right and indicating the number of shares of Warrant Stock subject to the Warrant which are being surrendered (referred to in subparagraph 1.2(a) above as the Conversion Shares) in exercise of the Conversion Right. Such conversion shall be effective upon receipt by the Company of the Warrant, or on such later date as is specified therein (the "Conversion Date"), but not later than the Expiration Date. Certificates for the shares issuable upon exercise of the Conversion Right, together with a check in payment of any fractional amount and, in the case of a partial exercise a new Warrant evidencing the Warrant Stock remaining subject to the Warrant, shall be issued as of the Conversion Date and shall be delivered to the Holder within seven days following the Conversion Date.

                        c. The "Current Market Price" shall be determined as follows:

                                (1)     If the Common Stock is listed on a
        national securities exchange or admitted to unlisted trading privileges on such an exchange or quoted on either the National Market System or the Small Cap Market of the automated quotation service operated by The Nasdaq Stock Market, Inc. ("Nasdaq"), the current value shall be the last reported sale price of that security on such exchange or system on the day for which the current market price is to be determined or, if no such sale is made on such day, the average of the highest closing bid and lowest asked price for such day on such exchange or system; or

                                (2) If the Common Stock is not so listed or quoted or admitted to unlisted trading privileges, the Current Market Value shall be the average of the last reported highest bid and lowest asked prices quoted on the Nasdaq Electronic Bulletin Board, or, if not so quoted, then by the National Quotation Bureau, Inc. on the last business day prior to the day for which the Current Market Price is to be determined; or

                                (3) If the Common Stock is not so listed or quoted or admitted to unlisted trading privileges and bid and asked prices are not reported, the Current Market Price shall be determined in such reasonable manner as may be prescribed in good faith from time to time by the Board of Directors of the Company.

                1.2 WARRANT CONVERSION EXERCISE FORM. Each Warrant shall include the "Warrant Conversion Exercise Form" attached hereto as Exhibit B.

        2.      NO OTHER AMENDMENTS. Except for the amendments set forth in
Section 1 of this Agreement, all of the provisions of the Warrants shall remain in full force and effect without any modifications of any kind.

        3. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        IN WITNESS WHEREOF, the parties have read and executed this Agreement effective as of the date and year first written above.

HOLDERS:                                                  COMPANY:

                                                          ASPENBIO, INC.
-----------------------------
        John Altshuler


-----------------------------                             -----------------------------
        Robert Bearman                                    Roger Hurst, President


-----------------------------
        Jeff McGonegal


-----------------------------
        Scott Menefee


-----------------------------
        Gregory Pusey


-----------------------------
        Tom Weinberger


CAMBRIDGE HOLDINGS, LTD.


-----------------------------
        Gregory Pusey, President

                                    EXHIBIT A

                                 WARRANT HOLDERS

-------------------------------------------------------------------------------------------------
         WARRANT NUMBER                       HOLDER                     NUMBER OF SHARES
-------------------------------------------------------------------------------------------------
W-1                                       John Altshuler                      5,000
-------------------------------------------------------------------------------------------------
W-2                                       Robert Bearman                      5,000
-------------------------------------------------------------------------------------------------
W-3                                  Cambridge Holdings, Ltd.                255,000
-------------------------------------------------------------------------------------------------
W-4                                       Jeff McGonegal                      30,000
-------------------------------------------------------------------------------------------------
W-5                                       Scott Menefee                       5,000
-------------------------------------------------------------------------------------------------
W-6                                       Gregory Pusey                      100,000
-------------------------------------------------------------------------------------------------
W-7                                       Tom Weinberger                     100,000
-------------------------------------------------------------------------------------------------
W-8                                       John Altshuler                      5,000
-------------------------------------------------------------------------------------------------
W-9                                       Robert Bearman                      5,000
-------------------------------------------------------------------------------------------------
W-10                                 Cambridge Holdings, Ltd.                135,000
-------------------------------------------------------------------------------------------------
W-11                                      Jeff McGonegal                      30,000
-------------------------------------------------------------------------------------------------
W-12                                      Scott Menefee                       5,000
-------------------------------------------------------------------------------------------------
W-13                                      Gregory Pusey                       50,000
-------------------------------------------------------------------------------------------------
W-14                                      Tom Weinberger                     100,000
-------------------------------------------------------------------------------------------------

                                    EXHIBIT B

                        WARRANT CONVERSION EXERCISE FORM

TO:     AspenBio, Inc.

        Pursuant to Section 1.2 of the Warrant Agreement, the Holder hereby irrevocably elects to convert Warrants into shares of the Company's Common Stock. The undersigned understands that exercise of the Warrant is subject to, among other things, the limitations provided in Section 1 and compliance with
Section 6 of the Warrant. A conversion calculation is attached hereto.

        The undersigned requests that certificates for such shares be issued as follows:

        Name:
               -----------------------------------------------------------------

        Address:
                      ----------------------------------------------------------

        Deliver to:
                      ----------------------------------------------------------

and that a new Warrant Certificate for the balance remaining of the Warrants, if any, subject to the Warrant be registered in the name of, and delivered to, the undersigned at the address stated above.

        Signature:                                        Date:
                      -----------------------------              ---------------

                        CALCULATION OF WARRANT CONVERSION


                       Net Value of the Conversion Shares
                              Current Market Price

Current Market Price Per Share      $
                                     ----------------------------

Net Value of the Conversion Shares  (Current Market Price Per Share - Exercise Price) Number
                                    of Shares of Warrant Stock

                                    $                      - $                   =
                                     ---------------------    ------------------   -----------

                                                           x                     =
                                    ----------------------   -------------------   -----------

Shares to be Issued
                                    -----------------------------

Cash in Lieu of Fractional Shares   $                            (1)
                                     ----------------------------

(1) AspenBio, Inc. to pay for fractional shares in cash @ Current Market Price Per Share.